Exhibit 24.1







        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 dated June 13th, 2006, of our report dated January 16th, 2006, relating to the financial statements of Med Gen, Inc. as of September 30, 2005, and the years ended September 30, 2004 and 2005.



/s/ Stark, Winter, Schenkin & Co. LLP

Stark Winter Schenkein & Co., LLP
Certified Public Accountants
June 13th, 2006
Denver, Colorado